EXHIBIT  10.2
TERMINATION  AGREEMENT


                              ACQUISITION AGREEMENT
                              ---------------------

     Acquisition  Agreement,  made  this  25th  day  of  April,  2001  among:

                          CHINA GATEWAY HOLDINGS, INC.
                            CLI Building, Suite 1003
                          313 Hennessey Road, Hong Kong

                             a Delaware corporation

                                                           ("Buyer")

                                      and

                  HK GIANTRICH INTERNATIONAL (GROUPS) LIMITED
              Flat K, 12th Floor, International Industrial Centre
                              2-8 Kwei Tei Street
                        Fo Tan, Shatin, N. T. Hong Kong

                              a , Niue corporation
                                                           (the  "Company")

                                      and

                        THE GLORY FAMOUS (GROUPS) LIMITED

                      A Republic of Seychelles corporation
                                                           (the  "Seller")

     WHEREAS;

A. Buyer, directly and through one or more subsidiaries, intends to engage in the business of coal mining in the Shandong Province of the People's Republic of China.

     B.     Company,  is  engaged  in  the  business  of  coal  mining.

C. The parties hereto deem it to be in the best interest of each of them that Buyer purchase 100 percent of the issued and outstanding capital stock of the Company, and generally succeed to the business of the Company, all pursuant to such terms, provisions and conditions as the parties hereto shall agree.

     NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

A.   PURCHASE  AND  PAYMENT
     ----------------------

     1.   Purchase  and  Sale  of  Stock.

          1.1 Buyer agrees to purchase from Seller and Seller agrees to sell, assign, transfer and deliver to Buyer 100 percent of the issued and outstanding stock of the Company owned by the Seller consisting of 50,000 shares of the Company as described in Schedule B annexed hereto and made a part hereto (collectively, the "Stock").

          1.2 The purchase and payment for the Stock by Buyer shall take place at the time and in the manner hereinafter provided, and the sale, assignment, transfer and delivery of the Stock by Seller, shall take place on the Closing
Date at the Closing as those terms are hereinafter defined, subject to the fulfillment of the conditions hereinafter provided.

     2.   Purchase  Price.

               The aggregate purchase price of the Stock (the "Purchase Price"), shall be twenty-five million (25,000,000) common shares of the Buyer. The shares comprising the Purchase Price shall be transferred to the Seller at closing.


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B.   REPRESENTATIONS  AND  WARRANTIES  OF  BUYER
     -------------------------------------------

Buyer hereby warrants and represents to Seller that, as of the date hereof, the following statements are true and correct.

     1.   CORPORATE  STATUS.

          The Buyer is (a) duly organized, validly existing and in good standing under the laws of Delaware; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted.

     2.   SHARES  ISSUED  AND  OUTSTANDING.

          2.1 The Buyer is authorized to issue 50,000,000 shares Common Stock, US $0.0001 par value as noted in Schedule G annexed hereto and made a part hereto.

          2.2 As of this date, the Buyer has issued and outstanding 4,307,158 common shares as noted in Schedule F-3 annexed hereto and made a part hereto. As of this date warrants to purchase 235,316 common shares of the Buyer are outstanding at an exercise price of US$2.75 (RMB22.77) per share as noted in Schedule F-17 annexed hereto and made a part hereto. The Buyer warrants, that there are no other shares issued and outstanding and that there are no other options or warrants outstanding except as noted in this paragraph herein.

          2.3 As of the date of the Closing as defined in paragraph G below, Buyer will have issued and outstanding after the current 4,307,158 common shares issued and outstanding, after issuing 225,000 shares to Gateway Worldwide Ltd for consulting services, and after issuing 25,000,000 shares to the Seller (which represents 84.6535% of the total issued and outstanding), a total of 29,532,158 shares issued and outstanding.

     3.   AUTHORITY  TO  BUY.

          Buyer have full right, power and authority to buy the Company and deliver the Stock to the Seller in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     4.   FINANCIAL  STATEMENTS.

          At or prior to the date of this Agreement, the Buyer has delivered to the Seller certified financial statements prepared in accordance with United States Generally Accepted Accounting Principles as of December 31, 2000, and December 31, 1999 comprising Schedule F hereto, and said financial statements, including the related notes and explanatory notes, present fairly the financial position of the Buyer at the date thereof and the results of its operations for the periods therein indicated, in conformity with United States Generally Accepted Accounting Principles applied on a basis consistent in each case with that of the preceding year.

     5.   PERIOD  SINCE  MOST  RECENT  FINANCIALS.

          From the date of the most recent balance sheet included in the Buyer's Schedule F-3 Financials, the Buyer has:

          5.1 Not suffered any material adverse change in its financial condition, assets, liabilities or business.

          5.2 Not issued any additional shares of stock, rights or options to purchase or convert into such stock, or other securities.

          5.3 Not made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise.

          5.4 Not mortgaged, pledged or granted a lien or encumbrance on any of its properties or assets.

          5.5 Not increased the rate of compensation for any of its officers or directors nor for any executive employees.

          5.6 To the best knowledge of Buyer, it not incurred any liabilities, contingent or otherwise, except those stated in the balance sheet of the Buyer as of December 31, 2000, or described in any notes accompanying said balance sheet, those referred to in Schedule F hereto, and current liabilities incurred in the ordinary and usual course of business since the date of the said balance sheet.

     6.   CAPITAL  STRUCTURE.

          The Buyer (a) is authorized by its charter and applicable law to issue capital stock of the type and having par values as set forth in Schedule G hereto; (b) has no issued and outstanding shares of its capital stock whatever, except as specifically indicated in Schedule F-3 hereto, all of which such shares are fully paid and non-assessable; (c) does not have authorized, issued or outstanding any subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth in Schedule F-17 hereto; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock; and (e) has outstanding no bonds, debentures or other similar evidences of indebtedness except as specifically disclosed in its balance sheet as of December 31, 2000, (and related notes thereto).

     7.   WUHAN  LIMITED.

          At or prior to the date of this Agreement, the Buyer has delivered to the Seller acceptable representation, which is attached hereto and marked as
Schedule I, proper proof, that the 30 year Joint Venture Agreement the Buyer's subsidiary Orient Packaging Limited entered into on December 20, 1996 with Wuhan Dong Feng Paper Mill Company, has been legally terminated effective December 31, 2000 as noted in the Buyer's Certified Financial Statements as of December 31, 2000 as audited by Horwath Gelfond Hochstadt Pangburn, P.C. of Denver, Colorado, USA, and marked as Schedule F-8.

     8.   PEACEABLE  POSSESSION  OF  ASSETS.

          The ownership and possession of all of the assets of the Buyer have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Buyer; nor does the Buyer know of any facts by reason of which the possession or title thereof by the Buyer might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to the Buyer.

     9.   REGULATORY  GOOD  STANDING.

          The Buyer has all material rights, certificates, authorities, permits, licenses, franchises and other authorizations necessary to and has complied in material respects with all laws applicable to, the conduct of its business in the manner and in the areas in which such business is presently being conducted and all such certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. To the best of its knowledge, the Buyer has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be canceled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or to the Buyer's knowledge threatened.

     10.  LITIGATION.

          The Buyer is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Buyer, or materially interfere therewith, nor to the knowledge of the Buyer is there any threatened or pending governmental investigation involving the Buyer or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business, assets or properties of the Buyer; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Buyer or any of the Buyer's properties, businesses, operations, affairs or activities.

     11.  DEFAULTS.

          There are no material defaults on the part of the Buyer under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which the Buyer or any of its subsidiaries are a party.

     12.  TAX  RETURNS.

          All returns for governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes and any and all other taxes to which the Buyer, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the Buyer.

     13.  TAX  ACCRUALS.

          All other taxes and other assessments and levies which the Buyer is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are held by the Buyer for such payment and all such withholding and collections and all other payments unpaid and due in connection therewith as of December 31, 2000 are duly reflected in the balance sheet of the Buyer as of said date and as of the date of Closing.

     14.  LABOR  PROBLEMS.

          No labor or labor union problems or difficulties, arbitrations, investigations, litigations or similar proceedings with respect thereto, are presently existing, suffered, pending or threatened with respect to the Buyer or any of its subsidiaries.

     15.  COMPLIANCE  WITH  LAW.

          All of the properties, assets and business operations of the Buyer conform in material respects with all applicable ordinances, regulations, laws and statutes, including but not limited to building, zoning, safety, highway and other such laws, rules, regulations and ordinances.

     16.  INFRINGEMENTS.

          The Buyer has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the Buyer or on apparatus or methods employed by the Buyer in effecting the same, which would materially adversely affect any operation of the Buyer, nor is the Buyer using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of the Buyer except as a result of the acquisition of the business of such former employer.

     17.  TRUTH  OF  REPRESENTATION.

          No representation by the Buyer made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock

C.   REPRESENTATIONS  AND  WARRANTIES  OF  SELLER  AND  THE  COMPANY
     ---------------------------------------------------------------

     Seller and the Company hereby warrant and represent to Buyer that, as of the date hereof, the following statements are true and correct.

     1.   CORPORATE  STATUS.

          The Company is (a) duly organized, validly existing and in good standing under the laws of Niue as set forth in Schedule A; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and (c) is qualified to do business in each of the jurisdictions in which it operates and the character of the properties owned by the Company or the nature of the business transacted by the Company does not make qualification necessary in any other jurisdiction or jurisdictions.

     2.   AUTHORITY  TO  SELL.

          Seller have full right, power and authority to sell, transfer and deliver the Stock owned by such Seller to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified as set forth in Schedule B and Schedule C.


     3.   ASSET  TRANSFER  AGREEMENT.

          At or prior to the date of this Agreement, the Company has delivered to Buyer copy of the Asset Transfer Agreement dated September 28, 2000 with Xinwen Mining (Group) Co Ltd which includes the assessment and liabilities associated with said Agreement comprising Schedule E 1 hereto.

     4.   FINANCIAL  STATEMENTS.

          At or prior to the date of this Agreement, the Company has delivered to Buyer and its auditors a copy of the Financial Statements of the Huafeng Coal Mine whose assets the Company purchased in its Asset Transfer Agreement noted in Paragraph 3 above, which are most recent financial statements available comprising Schedule J hereto, and said financial statements, including the related notes and explanatory notes, present fairly the financial position of the Huafeng Coal Mine at the date thereof and the results of its operations for the periods therein indicated, in conformity with Chinese accounting principles applied on a basis consistent in each case with that of the preceding year.

     5.   PERIOD  SINCE  MOST  RECENT  FINANCIALS.

          From the date of the most recent balance sheet included in the Huafeng Coal Mine's Schedule J Financial Statements, neither the Company nor the Mine has:

          5.1 Suffered any material adverse change in its financial condition, assets, liabilities or business.

          5.2 Affirmatively waived, canceled or compromised any of its rights, debts or claims of substantial value.

          5.3 Issued any additional shares of stock, rights or options to purchase or convert into such stock, or other securities.

          5.4 Made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise.

          5.5 Mortgaged, pledged or granted a lien or encumbrance on any of its properties or assets, except with respect to equipment purchased by the Company during such period.

          5.6 Sold or transferred any of its assets, tangible or intangible, except motor vehicles and except inventory and other assets sold or disposed of in the ordinary and usual course of business.

          5.7 Incurred any extraordinary losses, within the meaning of generally accepted accounting principles, and/or incurred or become liable for any obligations or liabilities except current liabilities, within the meaning of generally accepted accounting principles, incurred in the ordinary and usual course of business, or made any extraordinary expenditures, within the meaning of generally accepted accounting principles, other than for the purchase of motor vehicles and for additions and betterments to existing plant, equipment and facilities.

          5.8 Increased the rate of compensation for any of its officers or directors nor for any executive employees, except as may be in accord with past practices and in the usual and ordinary course of business of the Company.

          5.9 Experienced any material adverse effect on its business, properties and assets as the result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, material or inventory, cancellation of contracts by any domestic or foreign government, or any agency thereof, or customer whose business with seller represents 5% or more of seller gross revenue, riot, activities of armed forces, or acts of God or the public enemy.

          5.10 To the best knowledge of Seller, the Company has incurred any liabilities, contingent or otherwise, except those stated in the Asset Transfer Agreement with Xinwen Mining (Group) Co Ltd as of December 31, 1999 and 2000, attached hereto as Schedule E, or in the Financial Statements of the Huafeng Coal Mine as of December 31, 1999 and 2000, attached hereto as Schedule J.

     6.   CAPITAL  STRUCTURE.

          The Company (a) is authorized by its charter and applicable law to issue capital stock of the type and having par values as set forth in Schedule A hereto; (b) has no issued and outstanding shares of its capital stock whatever, except as specifically indicated in Schedule B hereto, all of which such shares are fully paid and non-assessable; (c) does not have authorized, issued or outstanding any subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth in Schedule A hereto; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock; and (e) has outstanding no bonds, debentures or other similar evidences of indebtedness except as specifically disclosed herein.

     7.   OWNERSHIP  OF  STOCK.

          The Glory Famous (Groups) Limited, owns all of the issued and outstanding shares of capital stock of the Company. Seller owns beneficially and of record the number of shares set forth in Schedule B hereto opposite Seller's name. Seller holds such stock free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof. Seller has full rights, power and authority to sell, transfer and deliver all of the shares of stock owned by said Seller and the certificates therefore, sold hereunder, to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

     8.   TITLE  TO  ASSETS.

          The Company states: (a) that it has good and marketable title to all of its assets, as set forth on Schedule B hereto, which good and marketable title is free and clear of all mortgages, pledges, liens, credit agreements, title retention agreements, security agreements, taxes, claims, debts and other obligations and encumbrances (b) the lien, if any, of current taxes not yet due and payable and (c) such additional encumbrances or imperfections of title, if any, which are not substantial in character, amount or extent and which do not materially detract from the value, or materially interfere with the present or future intended use, of the properties subject thereto or affected thereby, and which do not otherwise materially impair or affect the business and operations of the Company.

     9.   PEACEABLE  POSSESSION  OF  ASSETS.

          The ownership and possession of all of the assets of the Company have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Company; nor does the Company know of any facts by reason of which the possession or title thereof by the Company might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to the Company.

     10.  REGULATORY  GOOD  STANDING.

          The Company has all material rights, certificates, authorities, permits, licenses, franchises and other authorizations necessary to and has complied in material respects with all laws applicable to, the conduct of its business in the manner and in the areas in which such business is presently being conducted and all such certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. To the best of its knowledge, the Company has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be canceled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or to the Company's knowledge threatened. The foregoing shall not be deemed to constitute a warranty or representation that the Company has not heretofore or shall not hereafter suffer to be committed minor and unintentional violations of any governmental regulations of such nature as not to cause either suspension or revocation of the Company's operating authority.

     11.  LITIGATION.

          The Company is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Company, or materially interfere therewith, nor to the knowledge of the Company is there any threatened or pending governmental investigation involving the Company or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency, which would materially adversely affect the financial condition, business, assets or properties of the Company; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Company or any of the Company's properties, businesses, operations, affairs or activities.

     12.  DEFAULTS.

          There are no material defaults on the part of the Company under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which the Company is a party.

     13.  TAX  RETURNS.

          All returns for governmental income taxes, surtaxes, excess profits taxes, franchise taxes, sales and use taxes, real and personal property taxes and any and all other taxes to which the Company, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the Company.

     14.  TAX  ACCRUALS.

          All other taxes and other assessments and levies which the Company is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are held by the Company for such payment and all such withholding and collections and all other payments unpaid and due in connection therewith as of December 31, 2000 are duly reflected in the balance sheet of the Company as of said date.

     15.  LABOR  PROBLEMS.

          No labor or labor union problems or difficulties, strikes, walk-outs, slow downs, job actions, boycotts, arbitrations, investigations, litigations or similar proceedings with respect thereto, are presently existing, suffered, pending or threatened with respect to the Company, its employees, business operations, assets or properties.

     16.  COMPLIANCE  WITH  LAW.

          All of the properties, assets and business operations of the Company conform in material respects with all applicable ordinances, regulations, laws and statutes, including but not limited to building, zoning, safety, highway and other such laws, rules, regulations and ordinances.

     17.  INFRINGEMENTS.

          The Company has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the Company or on apparatus or methods employed by the Company in effecting the same, which would materially adversely affect any operation of the Company, nor is the Company using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of the Company except as a result of the acquisition of the business of such former employer.

     18.  TRUTH  OF  REPRESENTATION.

          No representation by the Company made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Stock.

D.   COVENANTS  OF  THE  SELLER  AND  THE  COMPANY
     ---------------------------------------------

Seller  hereby  covenant  and  agrees  as  follows:

     1.   INSPECTION  OF  RECORDS.

          During the period from the date hereof through the Closing Date as that term is hereinafter defined (the "Contract Period"), the Buyer shall have the right and opportunity at its own expense to make such examination and investigation of the Company's business, properties and affairs as the Buyer may deem reasonably necessary or desirable for all purposes relating to this Agreement and to that end, throughout the Contract Period, the Company will allow and grant the Buyer, its officers, counsel, accountants, auditors and executive employees full, free and continuous access, during normal business hours and without interference with the conduct of the Company's business, to all of the premises, properties, contracts, commitments, leases, books, papers, documents, instruments, books of account, minutes and other records of the Company and will furnish and provide the Buyer with all such financial and other statements and all such additional information and particulars in respect of the business, properties and affairs of the Company as the Buyer may, from time to time during the Contract Period, reasonably request or require.

     2.   CONDUCT  OF  BUSINESS.

          During the period from the date hereof to the Closing Date as that term is hereinafter defined, the Company shall:

          2.1 Conduct its business and operations solely in the usual, normal and ordinary course;

          2.2 Issue no additional shares of stock, options, calls or other rights to purchase such stock, or any other securities of any kind whatever;

          2.3 Make no distributions to its shareholders, as shareholders, of any of its assets or properties by way of dividends, purchase of shares, redemption or otherwise.

          2.4 Not transfer to any person, firm or corporation any customers, customer lists or customer accounts of the Company;

          2.5 Make no increase of any kind in any salary, wages, bonus or compensation of any officer, employee, representative or agent of the Company or pay any extra compensation of any kind whatever to any of such persons;

          2.6  Not  sell,  transfer  or  dispose  of  any  of  the  Stock;

          2.7 Not sell, transfer or dispose of any of its business, properties or assets, tangible or intangible, except for a full and fair consideration in the usual and ordinary course of business;

          2.8 Make no purchases or acquisitions of any real or personal property nor increase or decrease inventory, except in the usual and ordinary course of its business;

          2.9 Not subject any of its business, property or assets whatever, tangible or intangible, to any mortgage, lien, pledge, hypothecation or encumbrance in any manner except for a full and fair consideration in the usual and ordinary course of business;

          2.10 Not borrow any money, make any unusual or extraordinary expenditures or incur or become liable for any obligations or liabilities except current liabilities in the usual and ordinary course of its business;

          2.11 Not make any loans or advances or extend any credit except in the usual and ordinary course of its business.

     3.   PUBLICITY.

          All notices to third parties other than Seller and all other publicity concerning the transactions contemplated by this Agreement shall be planned and coordinated jointly by Buyer and by the Company.

     4.   WARRANTIES  AND  REPRESENTATIONS.

          The Company will promptly furnish to Buyer copies of any and all financial statements of the Company prepared by or for the Company subsequent to the date hereof, and will promptly furnish to and advise the Buyer of any and all material information, details, facts and circumstances concerning the Company's financial condition, or business arising subsequent to the date of this Agreement by reason of which any changes, modifications, amendments, additions or deletions from any Schedule annexed hereto or any warranty, representation, covenant or condition recited herein would be necessary to render the same true and correct in material respects and not materially false or misleading, as of the date such information, details, facts and circumstances are furnished to the Buyer.

E.   CONDITIONS  PRECEDENT  TO  CLOSING
     ----------------------------------

     All obligations of the Buyer under this Agreement are subject to the fulfillment of each of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:

     1.   EFFECTIVENESS  OF  WARRANTIES.

          Each and every one of the warranties and representations of Seller and the Company as hereinbefore set forth in Paragraph C hereof, shall be true at and as of the Closing Date as though such representations were made at and as of such time.

     2.   PERPORMANCE  OF  COVENANTS.

          Each and every covenant herein made by Seller and the Company, as set forth in Paragraph D, which is to be performed at or prior to the Closing Date, shall have been duly performed by such times.

     3.   FINANCIAL  CONDITION.

          The financial condition and financial statements of the Company are such that:

          3.1 The Company's financial statements prepared in accordance with US Generally Accepted Accounting Principles and the audit as prepared by the Certified Public Accounting firm of Horwath Gelfond Hochstadt Pangburn P.C. in accordance with US Generally Accepted Auditing Standards must be commenced as of or prior to the Closing Date.

          3.2 During the period from the date of the Company's December 31, 2000 internal financial statement to the Closing Date, there have been no material adverse changes in the capital stock or long term debt, within the meaning of general accepted accounting principles, of the Company or any material adverse change in the financial condition or results of operations of the Company.

     4.   CORPORATE  ACTION.

          4.1 Prior to the Closing Date, the Board of Directors of the Company and of the Buyer shall have duly adopted resolutions to the same effect with respect to the aforesaid matters.

          4.2 Prior to the Closing Date, the Board of Directors of the Company and of the Buyer shall call a special meeting of their respective shareholders whereby their respective shareholders shall have duly approved the above Board of Directors resolutions to the same effect with respect to the aforesaid matters.

     5.   TERMINATION.

          In the event any of the foregoing conditions shall not be fulfilled prior to the Closing, unless caused by any action or failure to act on the part of Buyer, Buyer shall have the right to terminate the Agreement by notice thereof in writing to the Company, and the parties hereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or liabilities hereunder, one against the other, except for the obligation of Buyer under Section E hereof which shall survive a termination of this Agreement.

F.   INDEMNIFICATION
     ---------------

     1.   Buyer  shall  be  indemnified  by  Seller  and the Company as follows:

          Seller and the Company shall indemnify and hold harmless the Buyer from and against any losses, damages or expenses which may be suffered or incurred by Buyer arising from or by reason of the inaccuracy of any statement, representation or warranty of Seller or the Company made herein or, in any schedule hereto or certificate delivered in connection herewith, or the failure of Seller or the Company to perform any agreement made by them herein. Buyer shall give Seller prior written notice of any claim, demand, suit or action with respect to which indemnity may be sought pursuant to this Section. Seller, in every such case, shall have the right at his sole expense and cost to participate in contesting the validity or the amount of any such claim, demand, suit or action. In the event Buyer suffers loss, damage or expense and is entitled to indemnification under this Section, the amount of any such loss, damage or expense shall be assessed against and shall be paid by Seller. Seller shall have no liability under this Section unless a claim for indemnification is made by the Buyer prior to the Six (6) month anniversary of the Closing. Notwithstanding anything herein to the contrary, Seller shall have no liability under this Section for any loss, damage, expense or amount suffered or incurred by Buyer or the Company (a) as a result of any election made by the Buyer or the Company subsequent to the Closing under Section 338 of the Internal Revenue Code of 1954, as amended, or (b) which is covered by insurance maintained by the Company on the Closing Date.

      2. The Buyer shall indemnify the Company and Seller and shall hold the Company and Seller harmless, on demand, from and against any losses, damages or expenses which may be suffered or incurred by the Company or Seller arising from or by reason of the inaccuracy of any statement, representation or warranty of the Buyer made herein or in any document or instrument delivered by Buyer to Seller or the Company in connection with the transactions herein contemplated, or the failure of Buyer to perform any agreement or covenant made by it herein or in any document or instrument delivered by Buyer to Seller or the Company in connection with the transactions herein contemplated.

G.   CLOSING
     -------

     1.   TIME  AND  PLACE.

          The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place at the office of the Buyer on April ___, 2001 or such other date as shall be agreed upon by all the parties ("the Closing date").

     2.   DELIVERY  OF  DOCUMENTS.

At  the  Closing, the Company will deliver to the Buyer the following documents:

          2.1 A written opinion, dated on the Closing Date, of counsel representing the Company, in the form of Schedule G hereto, to the effect that the Company has been duly incorporated and is on the closing date validly existing as a corporation in good standing under the laws of the state of its incorporation; that the Company is duly qualified or licensed as a foreign corporation in all other states in which it does business; that the shares of capital stock delivered by Seller to Buyer at the closing have been validly issued and are outstanding, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of the Company; that such counsel knows of no litigation, proceeding or investigation pending or threatened against the Company or Seller which might result in any material adverse change in the business, properties or financial condition of the Company or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, other than as represented elsewhere in this Agreement; and that to the knowledge of such counsel the sale, transfer, assignment and delivery by Seller to Buyer of the Stock pursuant to this Agreement will vest in Buyer all rights, title and interest in and to such Stock free and clear of all liens, encumbrances, and equities.

          2.2 A written confirmation dated the Closing Date, by the accountant who reviewed any and all of the financial statements of the Company and who most recently examined the books and records of the Company in the form of Schedule H hereto.

          2.3 A certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date certifying to the best of his knowledge, in reasonable detail as Buyer may request on and as of said date, to the fulfillment, as of the Closing Date, of each and every one of the conditions precedent to the closing set forth in Paragraph E hereof, and specifically setting forth each and every change, amendment, modification, omission or addition to any provision hereof or schedule annexed hereto or furnished hereunder, necessary to render each and every one of the provisions hereof or schedules annexed hereto correct and accurate in material respects and not materially false or misleading.

          2.4 Such additional copies or duplicate originals of the above described documents and such other documents, undertakings and assurances as Buyer shall reasonably require, all of which documents, undertakings and assurances shall be delivered to Buyer sufficiently in advance of the Closing Date, as Buyer shall reasonably require, so as to permit adequate inspection and examination thereof, all of which documents, undertakings and assurances shall be in form satisfactory to counsel to Buyer.

H.   CONFIDENTIALITY
     ---------------

     All information and documentation provided or to be provided by the Company or Seller to Buyer in connection with this Agreement and the transactions contemplated hereby has been and shall be provided in the strictest confidence. Pending the Closing, Buyer covenants and agrees not to use any of such information or documentation in or for the benefit of any business engaged in directly or indirectly by Buyer and not to furnish or disclose any of such information or documentation to any person or company. If the transactions contemplated by this Agreement are not consummated, Buyer covenants and agrees to return all such information and documentation to the Company and not retain any copies thereof, and Buyer further covenants and agrees to maintain the confidentiality of such information and documentation and to neither use any of it in or for the benefit of any business engaged in directly or indirectly by the Buyer nor furnish or disclose any of it to any person or company.

I.   GENERAL  PROVISIONS
     -------------------

     1.   SURVIVAL  Of  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS.

          Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

     2.   DILIGENCE.

          The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

     3.   WAIVERS.

Each  party  hereto  may:

          3.1 Extend the time for performance of any of the obligations of the other party;

          3.2 Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

          3.3 Waive in writing the failure of performance of any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

     4.   NON-WAIVER.

          The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

     5.   FURTHER  ASSURANCES.

          Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

     6.   ENTIRE  AGREEMENT.

          This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

     7.   GOVERNING  LAW.

          Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of Connecticut, United States of America applicable to contracts made and to be performed in the United States, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

     8.   BENEFIT  AND  ASSIGNABILITY.

          This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

     9.   APPROVAL  OF  COUNSEL.

          The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject to the approval of counsels to Buyer and Seller.

     10.  COSTS.

          The Buyer shall bear its own costs and expenses of the transaction. The costs and expenses of Seller in connection with this Agreement and the transactions contemplated hereby shall be borne and paid by Seller.

     11.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     12.  NOTICES.

          Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated at the outset hereof (or at such other address as such party may specify by notice to the other parties hereto).

     13.  HEADINGS.

          The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     14.  FURTHER  AACTION

          Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.

     IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.

                                     BUYER

                                     CHINA  GATEWAY  HOLDINGS,  Inc.


                                     By:  /s/  Danny  Wu  Lawrence  Hon
                                     ---------------------------------------
                                     Danny Wu, Chairman, Lawrence Hon, Director


                                     Witness:/s/  Jerry  Gruenbaum,  Esquire
                                     ---------------------------------------


                                     SELLER
                                     ------

                                     THE  GLORY  FAMOUS  (GROUPS)  LIMITED


                                     By:  /s/  Yau  Mui  Yuen
                                     ---------------------------------------
                                     Yau  Mui  Yuen,  Sole  Director


                                     Witness:  /s/  Fukman  Yip
                                     ---------------------------------------
                                     Fukman  Yip


                                     THE  COMPANY
                                     ------------

                                     HK GIANTRICH INTERNATIONAL (GROUPS) LIMITED


                                     By:  /s/  Yau  Mui  Yuen
                                     ---------------------------------------
                                     Yau  Mui  Yuen,  President


                                     Witness:  /s/  Fukman  Yip
                                     ---------------------------------------
                                     Fukman  Yip

                              Schedule of Exhibits
                              --------------------


A.   HK  Giantrich  International  (Group)  Ltd  Certificate  of  Incorporation
     1.   Original  Certificate.
     2.   Name  Change  from  Giantrich  International  to  HK  Giantrich
          International.

B.   Giantrich  International  (Group)  Limited  Stock  Certificates.

C.   Authority  of  Yau  Mui  Yuen  as  Chairman of the Board of Directors of HK
     Giantrich  International  (Group)  Ltd.

D.   Certificate  of  Incorporation  of  The  Glory  Famous  (Groups)  Limited;
     Appointment of Yau Mui Yuen Director of The Glory Famous (Groups) Limited and the Sale and Purchase Note of HK Giantrich International (Group) Ltd from Yau Mui Yuen to The Glory Famous (Groups) Limited.

E. Asset Transfer Contract between HK Giantrich International (Group) Ltd and Xinwen Mining (Group)Co Ltd.
     1.   Contract  to  transfer  the  assets.
     2.   Assessment  valuation  for  assets  at  RMB267,999,600.
     3.   Liabilities  assumed  by  Contract  RMB71,372,300.
     4.   Approval  document from Shandong Province Government dated January 26,
          2000
     5.   Certificate  of  Approval  of  Shandong  XinWen  Huafeng  Minning  Ltd

F. China Gateway Holding Inc. Audited Financial Statements for the year ended 12/31/2000.

G.   China  Gateway  Holding  Inc.  Certificate  of  Incorporation.

H.   China  Gateway  Holding  Inc.  By-Laws.

I.   Termination  Agreement  of  Joint  Venture.
     1.   Termination  Agreement.
     2.   Legal  Opinion.

J. Financial Statements for Huafeng Coal Mine for the Year Ended 12/31/1999 and 2000.

K. Form 8-K - Notice of termination of the Wuhan Dong Feng Paper Company Joint Venture and signing of Letter of Intent with H.K. Giantrich International Group, Limited dated April 12, 2001.

L.   Form  10KSB  for  the  Year  Ended  December 31, 2000 dated April 19, 2001.